UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023 (November 13, 2023)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 4, 2022, iSun, Inc. (the “Company”) entered into the Securities Purchase Agreement with Anson Investments Master Fund, LP and Anson East Master Fund, LP (together, the “Purchasers”), pursuant to which the Company issued to the Purchasers Senior Secured Convertible Notes (the “Notes”) in the aggregate principal amount of $12,500,000, as described in the Company’s Current Report on Form 8-K, dated November 8, 2022

On November 13, 2023, the Company received notice from the Purchasers of an Event of Default under the Notes, with respect to unpaid amounts due on November 1, 2023, and under a Letter Agreement between the Company and the Purchasers, dated August 30, 2023, and described in the Company’s Current Report on Form 8-K, dated September 1, 2023. The notice states that the Purchasers have opted to accelerate the Notes at the Mandatory Default Amount as defined in the Notes.

Item 8.01.	Other Events.

On November 14, 2023, The Nasdaq Stock Market (“Nasdaq”) notified the Company that it would be afforded an additional 180 calendar days (or until May 13, 2024) to regain compliance with Nasdaq’s minimum bid price requirement.

As previously disclosed, on May 19, 2023, the Company received a notification letter from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The initial notification letter stated that the Company would be afforded 180 calendar days (until November 13, 2023) to regain compliance, and that the Company could be eligible for additional time. Although the Company did not regain compliance within the initial 180 calendar day period, Nasdaq determined that the Company was eligible for the additional 180 calendar day period to regain compliance.

In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1 per share for a minimum of ten consecutive business days during the additional 180 calendar day period. The Company intends to consider all available options to regain compliance with the Nasdaq listing standards.

The Nasdaq notification has no effect at this time on the listing of the Company’s Common Stock, which will continue to trade uninterrupted under the symbol “ISUN”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2023

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer